                   PEACHTREE PALISADES EAST OFFICE BUILDING
                               ATLANTA, GEORGIA
                          REAL ESTATE SALE AGREEMENT
                          --------------------------

          THIS REAL ESTATE SALE AGREEMENT (this "Agreement") is made as of the ___ day of February, 1997, by and between FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD., a Florida limited partnership ("Seller"), with an office at Two North Riverside Plaza, Suite 2244, Chicago, Illinois 60606, and SONGY PARTNERS LIMITED ("Purchaser"), a Florida limited partnership, with an office at 95 South Federal Highway, Suite 200, Boca Raton, Florida 33432.

                                   RECITALS
                                   --------

          A. Seller is the holder of the leasehold interest in a certain parcel of real estate in the City of Atlanta, County of Fulton, State of Georgia, which parcel is more particularly described in attached Exhibit "A"
                                                                 -----------
(the "Real Property"), and Seller is the owner of an office building commonly known as "Peachtree Palisades East" located thereon.

          B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property (as such term is hereinafter defined), each in accordance with and subject to the terms and conditions set forth in this Agreement.

          THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

          1.  PURCHASE AND SALE
              -----------------

              Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller and Seller shall sell to Purchaser:

                    (i) The leasehold interest under that certain Lease Agreement originally entered into by and between Atlanta National Real Estate Holding Company, a Georgia corporation, as lessor, Peachtree Palisades Corp., a Georgia corporation, as lessee, and Allan-Grayson Realty Company, as agent, dated as of January 4, 1962, and recorded in Deed Book 3827, Page 111, Fulton County Records, as modified, amended and assigned pursuant to the instruments recorded as follows: Book 3958 Page 452; Book 3959 Page 61; Book 3968 Page 544; Book 4861 Page 215; Book 4855 Page 327; Book 4855 Page 332; Book 4855 Page 324; Book 4344 Page 146; Book 4480 Page 49; Book 5100 Page 549; Book 5369 Page 350; Book 5529 Page 103; Book 5996 Page 432; and Book 5996 Page 421,
          together with the Ground Lessee's option to purchase the Real Property and Improvements pursuant to paragraph 17 of the Ground Lease (collectively, the "Ground Lease");

                    (ii) all buildings and improvements located on the Real Property owned by Seller (collectively, the "Improvements");

                    (iii) Seller's right, title and interest in and to (a) all leases of the Real Estate and the Improvements, including, but not limited to, the leases reflected on

          Schedule 1 hereto and any leases hereafter entered into pursuant to
          ----------
          Section 9(E) hereof (the "Leases") affecting the Property or any part
          ------------
          thereof, and (b) that certain Lease dated May 9, 1994 between Seller, as landlord, and Peachtree Palisades Partnership, as tenant, and that certain other Lease dated May 9, 1994 between Peachtree Palisades Partnership, as landlord, and Seller, as tenant (collectively, the Parking Space Agreements");

                    (iv) all furniture, furnishings, fixtures, equipment, maintenance vehicles, tools, books, records, reports, plans, drawings, specifications and other tangible personalty owned by Seller, located on the Property and used in connection therewith including without limitation the items listed on Schedule 2 hereto, but excluding all
                                         ----------
          computers, modems and printers (collectively, the "Tangible Personal Property");

                    (v) all right, title and interest of Seller under any and all of the maintenance, service, advertising and other like contracts and agreements listed on Schedule 3 hereto with respect to the
                                   ----------
          ownership and operation of the Property (the "Service Contracts");

                    (vi) any and all rights of Seller to use the name "Peachtree Palisades East;"

                    (vii) all easements, hereditaments, and appurtenances belonging to or inuring to the benefit of the Real Property;

                    (viii) all assignable warranties and guaranties, with respect to the Property and the Improvements; and

                    (ix) all of Seller's assignable right, title and interest, if any, in and to any permits, governmental approvals, orders, licenses, development rights or other governmental or private authorizations with respect to the Property ("Approvals");

          all to the extent applicable to the period from and after the Closing (as such term is hereinafter defined). Items (i) through (ix) above are collectively referred to in this Agreement as the "Property". All of the foregoing expressly excludes (i) all property owned by tenants or other users or occupants of the Property, and (ii) all rights with respect to any refund of taxes applicable to any period prior to the "Closing Date" (as defined herein).

     2.   PURCHASE PRICE
          --------------

          The purchase price to be paid by Purchaser to Seller for the Property is Eight Million One Hundred Fifty Thousand Dollars ($7,885,000.00) (the "Purchase Price"). The Purchase Price shall be paid as follows:

     A.   Earnest Money.
          -------------

          (i) Within three (3) days following the execution of this Agreement by Purchaser and Seller, Purchaser shall deliver to the Chicago, Illinois, office of the Title Insurer ("Escrowee") initial earnest money (the "Initial Earnest Money") in the sum of One Hundred Thousand Dollars ($100,000.00). The Initial Earnest Money, together with any interest earned thereon are referred to in this Agreement as the "Earnest Money". The Earnest Money shall be invested as Seller and Purchaser so direct. Any and all interest earned on the Earnest Money shall be reported to Purchaser's federal tax identification number.

          (ii) At Closing, the Earnest Money shall be delivered by Escrowee to Seller as partial payment of the Purchase Price. If the transaction fails to close due to a default on the part of Purchaser, the Earnest Money shall be delivered by Escrowee to Seller as agreed and liquidated damages and in full settlement of all claims Seller may have against Purchaser, except as more particularly provided in Section 6, and the indemnification rights and
                         ---------
obligations under Section 10(G) below.  If the transaction fails to close due to
                  -------------
a default on the part of Seller, Purchaser shall have the remedy provided for in

Section 7(A) below.
------------

     B.   Cash at Closing.  At Closing, Purchaser shall pay to Seller, by wire
          ---------------
transferred current federal funds, an amount equal to the Purchase Price, minus the sum of the Earnest Money which Seller receives at Closing from the Escrowee, and plus or minus, as the case may require, the closing prorations and adjustments to be made pursuant to Section 4(C) below.
                                   ------------

     3.   EVIDENCE OF TITLE
          -----------------

          A.        Title Commitment.  Seller shall, within twenty (20) days
                    ----------------
after the date of this Agreement, obtain and cause to be delivered to Purchaser a current (that is, effective after the date of this Agreement) commitment for an ALTA Leasehold Owner's Title Insurance Policy (the "Title Commitment"), in the amount of the Purchase Price, underwritten by Commonwealth Land Title Insurance Company (the "Title Insurer") within one day following the date of this Agreement. The Title Commitment shall also insure Purchaser's fee title to the Improvements. All standard printed exceptions shall be deleted except for
(i) the lien for taxes which are not yet due and payable, and (ii) the exception for parties in possession which shall be limited to the rights of the tenants shown on Schedule 1 (and any tenants under any New Lease) as tenants only. The
         ----------
Title Commitment shall additionally commit to insure Purchaser's interest, as lessee, in the purchase option established pursuant to Section 17 of the Ground Lease. At Closing, the conveyance of the Property to Purchaser shall be made subject only to those exceptions to title which are more fully described on attached Exhibit B and exceptions to title which become Permitted Exceptions
         ---------
pursuant to this Section 3 (collectively, the "Permitted Exceptions").
                 ---------

          B.        Survey.  Seller shall, within twenty (20) days after the
                    ------
date of this Agreement, deliver to Purchaser a survey (the "Survey") of the Real Property and Improvements prepared by a surveyor licensed in the State of Georgia in accordance with the Minimum Standard Requirements for Land Title Surveys (as jointly established and adopted in 1992 by the American Land Title Association and American Congress on Surveying and Mapping) for an "Urban ALTA/ACSM Land Title Survey" (as defined therein), and certified as being prepared after the date hereof. The Survey shall be certified to the Title Company, the Purchaser, and the Purchaser's lender, if any and shall contain a form of certification as Purchaser shall reasonably require, and shall reflect that (i) all of the Improvements (including the office building commonly known as Peachtree Palisades East) is completely located on the Real Property, and
(ii) all easements and other matters of survey reflected as exceptions on the Title Commitment.

          C.        Review of Title Commitment and Survey.  If the Title
                    -------------------------------------
Commitment or Survey disclose exceptions to title other than those Permitted Exceptions which are noted on attached Exhibit B, or if the Title Commitment
                                       ---------
fails to contain any of the coverages set foth in Section 3(A) above, then
                                                  ------------
Purchaser shall have until 5:00 p.m. (Chicago, Illinois time) on the tenth
(10th) day after its receipt of the last of the Title Commitment and the Survey within which to notify Seller of any such exceptions to title or lack of coverage to which Purchaser objects. If any additional exceptions to title arise between the date of the Title Commitment, the Survey and the Closing, Purchaser shall have five (5) days after its receipt of notice of same within which to notify Seller of any such exceptions to title to which Purchaser objects. Any such exceptions to title not objected to by Purchaser as aforesaid shall become Permitted Exceptions. If Purchaser objects to any such exceptions to title or lack of coverage, Seller shall have until Closing (but in any event at least fifteen [15] days after it receives notice of Purchaser's objection(s)) to cause the Title Insurer to issue such coverage, or to remove such exceptions to title by waiver or endorsement by the Title Insurer, as the case may be, provided, however, that (i) any such endorsements issued by the Title Insurer shall be reasonably acceptable to Purchaser, and (ii) the Title Insurer shall affirmatively commit to Purchaser to insure subsequent owner's of the Property without additional cost to Purchaser. If Seller fails to remove any such exceptions to title as aforesaid, Purchaser may, as its sole and exclusive remedy, terminate this Agreement and obtain a return of the Earnest Money. If Purchaser does not elect to terminate this Agreement, Purchaser shall consummate the Closing and accept title to the Property subject to all such exceptions to title (in which event, all such exceptions to title shall be deemed "Permitted Exceptions") but otherwise in the form set forth in the Title Commitment.

     4.   CLOSING
          -------

          A.        Closing Date.  The "Closing" of the transaction contemplated
                    ------------
by this Agreement (that is, the payment of the Purchase Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement) shall occur at 10:00 a.m. on the thirtieth (30th) day following the date hereof, at the Atlanta, Georgia office of the Title Insurer, or at such other time and place as Seller and Purchaser shall agree in writing. The "Closing Date" shall be the date of Closing. If the date for Closing above provided for falls on a Saturday, Sunday or legal holiday, then the Closing Date shall be the next business day. Notwithstanding the foregoing, Purchaser shall have a one-time right to extend the Closing Date for a period of up to thirty
(30) days (the "Extension Period") upon (i) delivery to Seller of written notice of such election to Seller on or before the twentieth (20th) day following the date hereof, and (ii) simultaneously delivering to the Chicago, Illinois, office of the Escrowee additional Earnest Money in the sum of Fifty Thousand Dollars ($50,000.00).

          B.   Closing Documents.
               -----------------

               (i) Seller.  At Closing, Seller shall execute and deliver to
                   ------
          Purchaser the following:

                    (a) a Limited Warranty Deed, conveying title to the Improvements, subject only to the Permitted Exceptions, and in form acceptable to the Title Insurer;

                    (b) a limited warranty bill of sale sufficient to transfer to Purchaser title to the Tangible Personal Property and expressly disclaiming any warranties other than as to any claims arising by, through or under Seller;

                    (c) a letter advising tenants under the Leases and contractors under Service Contracts of the change in ownership of the Property in the forms attached hereto as Exhibit "G-1" and Exhibit "G-
                                                   -------------     ----------
          2";
          --

                    (d) a counterpart of the Assignment and Assumption of Ground Lease, in form reasonably acceptable to Seller, Purchaser and the Title Insurer pursuant to which (i) Seller transfers and assigns all of its right, title and interest as lessee in, to and under the Ground Lease to Purchaser, including, but not limited to, the ground lessee's option to purchase the Real Property and Improvements pursuant to paragraph 17 of the Ground Lease, and (ii) Purchaser assumes all of the rights and obligations of lessee under the Ground Lease arising from and after the Closing Date;

                    (e) a counterpart of the Assignment and Assumption of Leases, Parking Space Agreements and Service Contracts, in form reasonably acceptable to Seller and Purchaser, pursuant to which Purchaser assumes all obligations thereunder arising subsequent to the Closing Date;

                    (f) an affidavit stating, under penalty of perjury, Seller's U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code;

                    (g) a counterpart of the closing statement ("Closing Statement") setting forth the prorations and adjustments to the Purchase Price as required by Section 4(C) below;
                                        ------------

                    (h) an Assignment, in form reasonably acceptable to Seller and Purchaser, as to the items of Property set forth in subparagraphs 1 (vi), (vii), (viii) and (ix) hereof;

                    (i) a mechanic's lien and possession affidavit in form approved by the Title Company sufficient to allow deletion of the standard printed title insurance exceptions for rights of parties in possession (but the rights of tenants shown on Schedule 1 as tenants only may be reflected as an exception) and potential mechanic's liens arising from work performed by or for Seller.

               (ii) Purchaser.  Purchaser shall execute and deliver or cause to
                    ---------
          be delivered to Seller at Closing:

                    (a) the funds required pursuant to Section 2(B) above;
                                                       ------------

                    (b) a counterpart of the Assignment and Assumption of Ground Lease; and

                    (c) a counterpart of the Assignment and Assumption of Leases, Parking Space Agreements and Service Contracts, in form reasonably acceptable to Seller and Purchaser;

                    (d) a counterpart of the Closing Statement.

          C.   Closing Prorations and Adjustments.
               ----------------------------------

               (i) The following items are to be prorated or adjusted (as appropriate) as of the close of business on the Closing Date, it being understood that for purposes of prorations and adjustments, Seller shall be deemed the owner of the Property on such day and Purchaser shall be deemed the owner of the Property as of the day after the Closing Date:

                    (a) real estate and personal property taxes (on the basis of the most recent ascertainable tax bill if the current bill is not then available); any liens for assessments which are due and payable on or before the Closing Date shall be paid by Seller and any assessments which become due after Closing shall be assumed by Purchaser;

                    (b) the "minimum" or "base" rent payable by tenants under the Leases; provided, however, that rent and all other sums which are due and payable to Seller by any tenant but uncollected as of the Closing shall not be adjusted, but Purchaser shall cause the rent and other sums for the period prior to Closing to be remitted to Seller if, as and when collected. At Closing, Seller shall deliver to Purchaser a schedule of all such past due but uncollected rent and other sums owed by tenants. Purchaser shall include the amount of such rent and other sums in the first bills thereafter submitted to the tenants in question after the Closing, and shall continue to do so for six (6) months thereafter. Purchaser shall promptly deliver to Seller a copy of each such bill submitted to tenants. Purchaser shall promptly remit to Seller any such rent or other sums paid by scheduled tenants, but only if a deficiency in the then current rent is not thereby created. To the extent not set forth on said schedule, percentage or overage rent and reimbursement of real estate taxes payable, common area maintenance, utility charges, water and sewer charges, insurance and all other charges to or contributions by tenants under the Leases shall be prorated as follows: with respect to percentage rents, and upon receipt by Purchaser, Purchaser shall furnish to Seller copies of all sales reports from tenants relative thereto, including, without limitation, all sales reports with respect to any tenants whose lease years have expired as of the Closing but whose sales reports were not available on Closing and sales reports of any tenants whose lease year expires after the Closing, and the amount of any rents (including, without limitation, percentage rents), reimbursement or contribution to be made by any tenant shall be made in accordance with such tenant's Lease as now existing and Purchaser shall promptly pay to Seller a pro-rata portion of such rents, reimbursement or contribution, based upon apportionment being made as of the Closing Date, promptly after the date when such rents, reimbursement or contribution is received from the tenant;

                    (c) Subject to the following sentence, with respect to tenant improvement costs or leasing commissions relating to (i) the Lease with Mudd Media, and (ii) any Leases, or any modification, amendment, restatement or renewal thereto, executed after the date hereof (items (i) and (ii) above being collectively referred to as a "New Lease"), Seller and Purchaser agree that such costs and commissions shall be prorated over the term of any New Lease with Seller being responsible for a portion of such costs and commissions based on the ratio of the term of the New Lease through the Closing Date to the total term of the New Lease, excluding any unexercised option periods. Additionally, Purchaser shall have no obligation to pay any "inside" commissions to Seller or its affiliated entities).

                    (d) the amount of security deposits paid under the Leases shall be credited to Purchaser at Closing. Additionally, at Closing, Seller's interest in that certain letter of credit No. 84007905, issued by The Central and Southern Bank on behalf of Roy Ashley and Associates, Inc., shall be assigned to Purchaser, provided that Purchaser acknowledges that such letter of credit expires on March 18, 1997. Subsequent to the date hereof Seller shall not apply any security deposits toward any delinquent rental or other tenant default;

                    (e) water, electric, telephone and all other utility and fuel charges, fuel on hand (at cost plus sales tax), and any deposits with utility companies (to the extent possible, utility prorations will be handled by meter readings on the day immediately preceding the Closing Date);

                    (f) amounts due and prepayments under the Service Contracts;

                    (g) assignable license and permit fees;

                    (h) Purchaser shall pay Seller at Closing the sum of $137,000.00 for tenant improvements and commissions for each of the two Railcar tenant lease transactions (the "Railcar Reimbursement"), provided that the Railcar Reimbursement shall be reduced by an amount equal to the product of (a) the number of days from December 1, 1996 to the Closing, and (b) $73.65;

                    (i) Purchaser shall receive at Closing, a credit equal to the then-present value of the $750,000 purchase price due to the ground lessor ("Ground Lessor") under the Ground Lease on December 31, 2021 pursuant to the Option to Purchase set forth in Section 17 of the Ground Lease. The present value of such amount shall be calculated using a discount rate equal to the rate at the time of Closing of long-term U.S. Treasury obligations of comparable maturity; and

                    (j) other items of income and expenses of operation.

               (ii) Notwithstanding the foregoing, Seller shall in all events be entitled to retain amounts paid by tenants (referred to herein as "Tenant Reimbursements") for real estate taxes and assessments, and common area and operating expenses (collectively, "Tenant Reimbursable Expenses") as of the Closing to the extent not in excess of the actual amount of such Tenant Reimbursable Expenses paid by Seller for the period prior to the Closing Date, and following the Closing and upon Purchaser's completion of the reconciliation of such amounts with tenants for 1997 (which seller and Purchaser agree shall be completed on or before May 31, 1998), then:

                    (x) in the event that the amount of Tenant Reimbursements
               collected by Seller for 1997 is less than the amount of Tenant Reimbursable Expenses paid by Seller with respect to 1997 and for which Seller is entitled to recover under the terms of the Leases, Purchaser shall (1) to the extent such amounts have already been collected by Purchaser from the tenants, promptly remit such amounts to Seller but only if the applicable tenant is otherwise current in the payment of all obligations due for the period following Closing, and (2) to the extent such amounts have not yet been collected from tenants, Purchaser shall promptly bill the tenants for such amounts and continue to bill such tenants for such amounts each month for six (6) months thereafter, and, promptly upon receipt thereof, pay such amounts to Seller;

                    (y) in the event that the amount of Tenant Reimbursements
               collected by Seller for 1997 exceeds the amount of Tenant

               Reimbursable Expenses paid by Seller with respect to 1997 and for which Seller is entitled to recover under the terms of the Leases, Seller shall remit such excess amounts to Purchaser, provided, that Purchaser shall be thereafter obligated to promptly remit the applicable portion to the particular tenants entitled thereto; and

                    (z) Seller and Purchaser agree to cooperate in (1) obtaining the final calculations of Tenant Reimbursements collected by Seller and Purchaser for 1997 and Tenant Reimbursable Expenses paid by Seller and Purchaser with respect to 1997, and (2) Purchaser's billing tenants for any amounts due as a result of such calculations.

               (iii) Seller shall be responsible for the reconciliation with tenants of Tenant Reimbursements and Tenant Reimbursable Expenses for the calendar year 1996, and (x) in the event the amount of Tenant Reimbursements collected by Seller for 1996 is less than the amount of Tenant Reimbursable Expenses paid by Seller with respect to 1996 and for which Seller is entitled to recover under the terms of the Leases, then Seller shall be entitled to bill such tenants and retain any such amounts due from tenants, and (y) in the event that the amount of Tenant Reimbursements collected by Seller for 1996 exceeds the amount of Tenant Reimbursable Expenses paid by Seller with respect to 1996 and for which Seller is entitled to recover under the terms of the Leases, then, to the extent required under the terms of the Leases, Seller shall remit such excess amounts to the applicable tenants.

               (iv) Seller shall retain all rights with respect to any refund of taxes applicable to any period prior to the Closing Date.

               (v)    For purposes of this Section 4(C), the amount of any
                                           ------------
          expense credited by one party to the other shall be deemed an expense paid by that party.

          D.   Transaction Costs.
               -----------------

          Seller and Purchaser shall each pay for one-half (1/2) of the cost of the Survey, all transfer taxes, documentary stamps escrow fees, deed recording charges, and the premiums for the owner's title insurance policy, whether or not the Closing occurs. Purchaser shall pay for the entire cost of any lender's title insurance policy and for any endorsements to the owner's title insurance policy, whether or not the Closing occurs. Seller and Purchaser shall, however, be responsible for the fees of their respective attorneys.

          E.   Possession.
               ----------

          Upon Closing, Seller shall deliver to Purchaser possession of the Property, subject to such matters as are permitted by or pursuant to this Agreement.

     5.   CASUALTY LOSS AND CONDEMNATION
          ------------------------------

          If, prior to Closing, the Property or any part thereof shall be condemned or destroyed or damaged by fire or other casualty, Seller shall promptly so notify Purchaser. If (i) the reasonably estimated cost to repair or restore the Property as a result of such condemnation or casualty exceeds Two Hundred Thousand Dollars ($200,000), or (ii) any condemnation or proposed condemnation would result in a loss of parking or a material interference with, or impairment of, Purchaser's use, ownership, operation of, or access to, the Property (each of items (i) or (ii) above being referred to as a "Material Loss"), Purchaser shall have the option to terminate this Agreement by giving notice to Seller within fifteen (15) days of Seller's request that the option be exercised. If the condemnation, destruction or damage does not result in a Material Loss, or if Purchaser fails to terminate this Agreement following a Material Loss as provided herein, then Seller and Purchaser shall consummate the transaction contemplated by this Agreement notwithstanding such condemnation, destruction or damage. If the transaction contemplated by this Agreement is consummated, Purchaser shall be entitled to receive the condemnation proceeds or settle the loss under all policies of insurance applicable to the destruction or damage and receive the proceeds of insurance applicable thereto, and Seller shall, at Closing, allow Purchaser a credit against the Purchase Price in an amount equal to any applicable deductibles and shall also execute and deliver to Purchaser all customary proofs of loss, assignments of claims and other similar items. If Purchaser elects to terminate this Agreement, the Earnest Money shall be returned to Purchaser by the Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any further rights or obligations under this Agreement except as otherwise provided for in Section
                                                                     -------
9(C) below.
----

     6.   BROKERAGE
          ---------

          Seller agrees to pay upon Closing (but not otherwise) a brokerage commission due to Grubb & Ellis Company and Cushman Realty, Inc. for services rendered in connection with the sale and purchase of the Property. Seller shall indemnify and hold Purchaser harmless from and against any and all claims of all other brokers and finders claiming by, through or under Seller and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, attorneys' fees and expenses incurred by Purchaser in connection with such claim. Purchaser shall indemnify and hold Seller harmless from and against any and all claims of all other brokers and finders claiming by, through or underPurchaser and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, attorneys' fees and expenses incurred by Seller in connection with such claim.


     7.   DEFAULT AND REMEDIES
          --------------------

          A. Notwithstanding anything to the contrary contained in this Agreement, if Seller fails to perform in accordance with the terms of this Agreement, then, as Purchaser's sole and exclusive remedy hereunder and at Purchaser's option, either (i) the Earnest Money shall be returned to Purchaser, in which event this Agreement shall be null and void, and neither party shall have any rights or obligations under this Agreement, or (ii) upon notice to Seller not more than fifteen (15) days after the scheduled Closing Date, and provided an action is filed within thirty (30) days thereafter, Purchaser may seek specific performance of this Agreement, but not damages. Purchaser's failure to seek specific performance as aforesaid shall constitute its election to proceed under clause (i) above.

          B. If Purchaser fails to perform in accordance with the terms of this Agreement, the Earnest Money shall be retained by Seller as liquidated damages and as Seller's sole and exclusive remedy, other than those rights that survive as provided in Section 9(C) below.
                       ------------

          C. After Closing, Seller and Purchaser shall, subject to the terms and conditions of this Agreement, have such rights and remedies as are available at law or in equity, except that neither Seller nor Purchaser shall be entitled to recover from the other consequential or special damages.

     8.   CONDITION PRECEDENT
          -------------------

          A.   [INTENTIONALLY DELETED]

          B.        Estoppel Certificates.  As a condition to Purchaser's
                    ---------------------
obligation to close hereunder, Purchaser shall have received estoppel certificates ("Estoppel Certificates"), dated no more than forty-five (45) days prior to Closing (provided that the Estoppel certificates may be dated no more than seventy-five (75) days prior to Closing in the event Purchaser exercises the Extension Period), from tenants occupying not less than eighty percent (80%) of the remaining space leased as of the date of Closing and in the form and content as set forth herein (the aforesaid acceptable Estoppel Certificates to be delivered are collectively referred to as the "Required Estoppel Certificates"). The Required Estoppel Statements shall include estoppel statements from all of the following Tenants: Railcar Management and Jacor Communications. The Estoppel Certificates shall be in the form of Exhibit "E-1"
                                                                   -------------
attached hereto (the "Form Tenant Estoppel Certificate"). The Estoppel Certificates executed by tenants shall be in substantially the form of the Form Tenant Estoppel Certificate, except that (i) an Estoppel Certificate executed by a tenant shall be deemed an acceptable Estoppel Certificate for purposes of this

Section 8(B) as long as it contains the information set forth in items 1 through
------------
7 on the Form Tenant Estoppel Certificate and such information is consistent with Schedule 4 hereto, and (ii) an Estoppel Certificate shall be deemed an
     ----------
acceptable Estoppel Certificate for purposes of this Section 8(B) if it contains
                                                     ------------
the qualification by the tenant of any statement as being to the best of its knowledge or as being subject to any similar qualification.

          It shall also be a condition precedent to Purchaser's obligation to close that Purchaser receive prior to Closing an estoppel statement from the Ground Lessor in the form of Exhibit "E-2" hereto ("Ground Lessor Estoppel").
                             -------------

          Seller shall promptly provide Purchaser with a copy of each Estoppel Certificate or Ground Lessor Estoppel as the same are received by Seller, but in any event at least five (5) days prior to Closing. In the event that Seller is unable to provide to Purchaser all of the Required Estoppel Certificates or the Ground Lessor Estoppel on or before Closing, Purchaser may either (i) elect not to purchase the Property, in which event the Earnest Money shall be returned to Purchaser, at which time this Agreement shall be null and void and neither party shall have any further rights or obligations under this Agreement, except for the indemnity obligations set forth in Sections 6 and 10(G) hereof which shall
                                       ----------     -----
survive termination, (ii) elect a one-time right to extend the Closing for ten
(10) days, or (iii) elect to purchase the Property notwithstanding Seller's inability to provide the Required Estoppel Certificates or the Ground Lease Estoppel, in which event Purchaser shall be deemed to have waived the condition contained in this Section 8(B).
                  ------------

          C.        Accuracy of Seller's Representations and Warranties.  As a
                    ---------------------------------------------------
condition to the obligations of Purchaser to close hereunder, each of Seller's representations and warranties set forth in Section 9 below shall be true and
                                            ---------
correct as of the Closing, as modified by any "Pre-Closing Disclosures" (as defined in Section 9(B) below). Notwithstanding the foregoing, if Seller makes
           ------------
any Pre-Closing Disclosure to Purchaser, Purchaser shall have the right to terminate this Agreement and receive the return of the Earnest Money by delivering written notice thereof to Seller on or before the earlier of (i) the Closing, or (ii) the fifth (5th) business day after Purchaser receives written notice of such Pre-Closing Disclosure. If Purchaser does not terminate this Agreement pursuant to its rights under this Section 8(C), then such representations and warranties
                         ------------
shall be deemed modified to conform them to the Pre-Closing Disclosure.

          D.   Right of First Refusal in Favor of Ground Lessor.  As a
               ------------------------------------------------
condition to the obligations of Purchaser to close hereunder, Seller shall have received prior to Closing satisfactory evidence of the Ground Lessor's waiver of its right of first refusal with respect to any sale of the Property in favor of Ground Lessor pursuant to the terms and provisions of the Ground Lease (the "Waiver"), which shall be deemed to have been delivered upon receipt by Seller of the Ground Lessor Estoppel in the form of Exhibit "E-2" attached hereto. If
                                             -------------
Seller does not so receive the Waiver, Seller shall notify Purchaser in writing and, thereupon, the Earnest Money shall be returned to Purchaser, and at which time this Agreement shall be null and void and neither party shall have any further rights or obligations under this Agreement, except for the indemnity obligations set forth in Sections 6 and 10(G) hereof which shall survive
                         ----------     -----
termination. Seller shall use diligent and good faith efforts to obtain the Waiver.

     9.   SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS
          --------------------------------------------------

          A.   Subject to Section 9(C) below, Seller represents and warrants to
                          ------------
Purchaser that, as of the date of this Agreement:

               (i)    Organization; Authority.  Seller is a limited partnership
                      -----------------------
          duly organized and in good standing under the laws of the State of Florida. Seller has the power and authority under (i) Seller's agreement of limited partnership, and (ii) the articles of incorporation and bylaws of Seller's general partner (the instruments described in (i) and (ii) above being referred to as "Seller's Organizational Documents"), to sell, transfer, convey and deliver the Property to be sold and purchased hereunder, and all action and approvals required thereunder have been duly taken and obtained.

               (ii)   No Breach.  The execution and delivery of this Agreement,
                      ---------
          the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of Seller's Organizational Documents.

               (iii)  Condemnation.  Seller has not received from any
                      ------------
          governmental authority any written notice of any condemnation of the Property or any part thereof.

               (iv)   Litigation.  Except as set forth on Exhibit H attached
                      ----------                          ---------
          hereto, Seller has not been served with any material litigation which is still pending with respect to its ownership or operation of the Property.

          B.   As of Closing, Seller shall be deemed to remake and restate the representations set forth in Sections 9(A)(i) through (iv) except that the
                                 ----------------         ----
representations shall be updated by delivering written notice to Purchaser in order to reflect any fact, matter or circumstance which Seller's Chicago, Illinois representatives become aware of that would make any of Seller's representations or warranties contained herein untrue or incorrect (any such disclosure being referred to as a "Pre-Closing Disclosure"). Notwithstanding the foregoing, the obligation to update the representations and warranties as provided herein shall not relieve Seller from liability (if any) under any other provision of this Agreement.

          C.   The representations and warranties set forth in Section 9(A),
                                                               ------------
subject to modifications thereto as a result of any Pre-Closing Disclosure, and the covenants of Seller set forth in Section 9(D) below, shall survive the
                                     ------------
Closing, but only for a period of six (6) months thereafter, and not otherwise. Purchaser shall however be entitled to pursue any available remedies as to any specific claims for breach which are made by Purchaser in writing within the aforesaid six (6) month period. Except as provided for in Sections 4(C)(iv), 6,
                                                          ---------------------
10(G), and this Section 9(C), the obligations of the parties under
-----           ------------
this Agreement shall not survive the Closing or any termination of this Agreement.

          D.   Between the date of this Agreement and Closing, Seller shall:

               (i) not remove any item of Tangible Personal Property except as may be required for repair or replacement or to retire obsolete property;

               (ii) keep all existing insurance for the Property (or coverage substantially equivalent thereto) in full force and effect; and

               (iii) not enter into any amendment or modification of the Ground Lease without the consent of Purchaser;

               (iv) otherwise continue to operate and maintain the Property consistent with prior practices as heretofore existing, but in no event shall Seller be obligated to make any capital expenditures.

          E.   Seller hereby covenants and agrees with Purchaser that:

               (i) From and after January 9, 1997, through the date hereof, Seller may enter into any New Lease (as defined above) or new Service Contract, or any modification, amendment, restatement or renewal of any existing Service Contracts (collectively, "New Agreements") without Purchaser's consent, so long as any such New Lease is in the ordinary course of business at rates and terms that Seller believes to be market rates and terms and Seller has delivered a copy of any New Agreements to Purchaser prior to the date hereof.

               (ii) Following the date hereof, Seller shall not enter into any New Agreement without Purchaser's prior written consent, which will not be unreasonably withheld or delayed. If Purchaser does not respond in writing to Seller's request for approval or disapproval of a New Agreement within ten (10) days after Purchaser's receipt of Seller's request, Purchaser shall be conclusively deemed to have approved of such New Agreement.

     10.  MISCELLANEOUS
          -------------

          A. All understandings and agreements heretofore had between Seller and Purchaser with respect to the Property are merged in this Agreement, which alone fully and completely expresses the agreement of the parties. Purchaser acknowledges that it has inspected or will inspect the Property and that it accepts same in its "as is" condition subject to use, ordinary wear and tear and natural deterioration. Purchaser further acknowledges that, except as expressly provided in this Agreement, neither Seller nor any agent or representative of Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the Property.

          B. Neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser, except that, following written notice to Seller, Purchaser may assign its interest in this Agreement, without Seller's consent, to an entity which is owned and controlled by Purchaser or in which David B. Songy or an entity controlled by him is a partner. Seller may assign or otherwise transfer its interest under this Agreement. As used in this Agreement, the term "Seller" and "Purchaser" shall be deemed to include any permitted assignee or other transferee of any Seller or Purchaser, as the case may be. Upon any such transfer by a Seller or Purchaser, such original Seller or Purchaser, as the case may be, shall remain liable for the obligations of Seller or Purchaser, as the case may be, under this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns.

          C. This Agreement shall not be modified or amended except in a written document signed by Seller and Purchaser.

          D.   Time is of the essence of this Agreement.

          E. This Agreement shall be governed and interpreted in accordance with the laws of the State of Georgia.

          F. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by certified mail, return receipt requested, postage prepaid, by overnight courier (such as Federal Express), or by facsimile transmission (with a copy to follow by either overnight courier or certified mail, return receipt requested, postage prepaid), addressed as follows:


               1.   If to Seller:

                    c/o Equity Office Holdings, L.L.C.
                    Two North Riverside Plaza
                    Suite 2200
                    Chicago, Illinois  60606
                    Attention:  Alissa Schneider

                    With a copy to:

                    Rosenberg & Liebentritt, P.C.
                    Suite 1515
                    Two North Riverside Plaza
                    Chicago, Illinois  60606
                    Attention: Ira Chaplik

               2.   If to Purchaser:

                    Songy Partners Limited
                    95 South Federal Highway
                    Suite 200
                    Boca Raton, Florida 33432
                    Attention:  David B. Songy

                    With a copy to:

                    Tew & Beasley
                    201 South Biscayne Boulevard
                    Suite 2600
                    Miami, Florida 33131
                    Attention:  Brian Tague, Esq.

All notices given in accordance with the terms hereof shall be deemed received forty-eight (48) hours after posting, or when delivered personally or otherwise received. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 10(F).
              -------------

          G. From the date hereof through the Closing, Purchaser shall be entitled to review copies of (i) the Leases, (ii) the most recent real estate tax statements with respect to the Property, (iii) the most recent sewer and water bills with respect to the Property, (iv) the Service Contracts, (v) bills for electricity and for fuel used to operate the heating and air conditioning systems controlled by Seller at the Property covering the previous twelve (12) months, (vi) correspondence between tenants and Seller (as landlord), (except for any of such items that contain privileged information), (vii) billings to tenants for Tenant Reimbursables and invoices for Tenant Reimbursable Expenses,
(viii) any plans for the buildings located on the Property, and (ix) any licenses or permits issued to Seller in connection with the ownership and operation of the Property, all to the extent in Seller's possession and to the extent the same are located at the Property. Purchaser's right of inspection shall be subject to the rights of tenants under the Leases and other occupants and users of the Property. No inspection shall be undertaken without reasonable (i.e., not less than 24 hours) prior notification to Seller. Seller shall, at its option, be permitted to have a representative present at any or all inspections. Neither Purchaser nor its agents or representatives shall contact any tenants without forty-eight (48) hours prior notification to Seller, and Seller shall, at its option, be permitted to have a representative present at any or all discussions with tenants. No inspection shall involve the taking of samples or other physically invasive procedures without the prior consent of Seller. PURCHASER AGREES THAT PURCHASER SHALL NOT BE PERMITTED TO CONTACT THE GROUND LESSOR WITHOUT FORTY-EIGHT (48) HOURS PRIOR NOTIFICATION TO SELLER AND SELLER SHALL, AT ITS OPTION, BE PERMITTED TO HAVE A REPRESENTATIVE PRESENT DURING ALL CONTACTS BETWEEN PURCHASER AND THE GROUND LESSOR. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall indemnify and hold Seller and its employees and agents, and each of them, harmless from and against any and all losses, claims, damages and liabilities (including, without limitation, attorneys' fees incurred in connection therewith) arising out of or resulting from Purchaser's exercise of its rights of inspection as provided for herein.

          H. ACKNOWLEDGING THE PRIOR USE OF THE PROPERTY AND PURCHASER'S OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER AGREES TO TAKE THE PROPERTY "AS IS" WITH ALL FAULTS AND CONDITIONS THEREON. ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS ("DISCLOSURES") PROVIDED OR MADE TO PURCHASER OR ITS CONSTITUENTS BY SELLER, ITS AGENTS OR EMPLOYEES CONCERNING THE ENVIRONMENTAL CONDITION OF THE PROPERTY SHALL NOT BE REPRESENTATIONS OR WARRANTIES. PURCHASER SHALL NOT RELY ON SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON ITS OWN INSPECTION OF THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS MAY BE SPECIFICALLY PROVIDED IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 ("CERCLA"), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER.

               PURCHASER, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVE, RELEASE AND AGREE NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM FOR CONTRIBUTION OR OTHER ACTION OR CLAIM AGAINST SELLER OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, OR ASSIGNS (COLLECTIVELY, "SELLER AND ITS AFFILIATES") BASED ON (A) ANY FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, INCLUDING CERCLA OR ANY STATE EQUIVALENT, OR ANY SIMILAR LAW NOW EXISTING OR HEREAFTER ENACTED, (B) ANY DISCHARGE, DISPOSAL, RELEASE, OR ESCAPE OF ANY CHEMICAL, OR ANY MATERIAL WHATSOEVER, ON, AT, TO, OR FROM THE PROPERTY; OR (C) ANY ENVIRONMENTAL CONDITIONS WHATSOEVER ON, UNDER, OR IN THE VICINITY OF THE PROPERTY.

          I. In any lawsuit or other proceeding initiated by either party under or with respect to this Agreement, either party waives any right it may have to trial by jury. In addition, Purchaser and Seller waives any right to seek rescission of the transaction provided for in this Agreement.

          J. Except as may be required by law and except for disclosures made to Purchaser's partners, lenders, consultants and attorneys in connection with the transaction contemplated hereby, without the prior written consent of Seller, and unless the Closing occurs, Purchaser shall not disclose to any third party the existence of this Agreement or any term or condition thereof or the results of any inspections or studies undertaken in connection herewith.

          K. If for any reason Purchaser does not consummate the Closing, then Purchaser shall, upon Seller's request, assign and transfer to Seller (but without recourse, warranty or representation), all of its right, title and interest in and to any and all studies, reports, surveys and other information, data and/or documents relating to the Property or any part thereof prepared by third parties at the request of Purchaser, and shall deliver to Seller copies of all of the foregoing.

          L. Seller and Purchaser hereby designate Escrowee to act as and perform the duties and obligations of the "reporting person" with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991. In this regard, Seller and Purchaser each agree to execute at Closing, and to cause the Escrowee to execute at Closing, a Designation Agreement, designating Escrowee as the reporting person with respect to the transaction contemplated by this Agreement.

     IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement as of the date first above written.


SELLER:                                    PURCHASER:
-------                                    ----------

FIRST CAPITAL INSTITUTIONAL REAL           _____________________________________
ESTATE, LTD., a Florida limited
partnership

By:  First Capital Financial
     Corporation, a Florida corporation,   By: _________________________________
     its sole general partner              Its: ________________________________

     By: ___________________________
     Its: ___________________________




                                   EXHIBITS:
                                   ---------

                         A -     Legal Description
                         B -     Permitted Exceptions
                         C -     Intentionally Deleted
                         D -     Intentionally Deleted
                         E - 1   Form of Tenant Estoppel Certificates
                         E - 2   Form of Ground Lessor Estoppel Certificates
                         F -     Litigation
                         G - 1   Notice of Change in Ownership Sent to Tenants
                         G - 2   Notice of Change in Ownership Sent to Parties
                                   under Service Contract

                                  SCHEDULES:
                                  ----------

                         1       Tenants
                         2       Tangible Personal Property
                         3       Service Contracts
                         4       Tenant Rent Roll Information

                                  EXHIBIT "A"
                                  -----------
                               LEGAL DESCRIPTION
                               -----------------


     ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lots 109 and 110 of the 17th District of Fulton County, Georgia, and being more particularly described as follows:

BEGIN at a concrete marker located at the point of intersection of the northeasterly right-of-way line of Peachtree Road (80-foot right-of-way) with the southwesterly right-of-way line of Palisades Road (80-foot right-of-way), which right-of-way lines form an interior angle of 75 degrees, 25 minutes and which point of intersection is THE POINT OF BEGINNING; run thence in a southeasterly direction along the easterly right-of-way line of Peachtree Road a distance of 190 feet to a point marked by an "X" in the concrete sidewalk located on said right-of-way line; thence, turning to the left, and forming an interior angle of 104 degrees, 35 minutes, run in an easterly direction a distance of 300 feet to an iron pin set; thence, turning to the left, and forming an interior angle of 75 degrees, 25 minutes, run in a northwesterly direction a distance of 190 feet to an iron pin located on the southerly right-of-way line of Palisades Road; thence, turning to the left, and forming an interior angle of 104 degrees, 35 minutes, run in a westerly direction along the southerly right-of-way line of Palisades Road a distance of 300 feet to a point marked by an "X" in the concrete sidewalk located at the point of intersection of the southwesterly right-of-way line of Palisades Road with the northeasterly right-of-way line of Peachtree Road and THE POINT OF BEGINNING, according to that certain plat of survey of the Palisades East Building, prepared by August
S. Giometti, Georgia Registered Land Surveyor No. 1125, and dated August 5,
1983.

                                   EXHIBIT B

                             PERMITTED EXCEPTIONS
                             --------------------


1.   Acts of Purchaser, and those claiming by, through and under Purchaser.

2.   General and special taxes and assessments not yet delinquent.

3. Rights of tenants under the Leases, and those claiming by, through and under said tenants.

4. Zoning, building and other governmental and quasi-governmental laws, codes and regulations.

5. Those matters which are set forth in the Title Commitment and Survey which are (i) not objected to by Purchaser, or (ii) waived by Purchaser pursuant to the provisions of Section 3(C) of the Agreement.
                          ------------

6.   The Ground Lease

                                 EXHIBIT E - 1

                       FORM TENANT ESTOPPEL CERTIFICATE
                       --------------------------------


___________________________________
c/o Equity Office Properties, L.L.C.
Two North Riverside Plaza
Suite 2244
Chicago, Illinois  60606
Attn: Alissa Schneider


___________________________
___________________________
___________________________
___________________________


Ladies and Gentlemen:

     At the request of _______________________________, a __________________
("Landlord"), made in connection with the proposed sale of the __________________ Office Building, ________________________________ (the
"Property") and Landlord's interest in the "Lease" (as hereinafter defined) to _______________________________ ("Purchaser"), the undersigned hereby certifies to Landlord and Purchaser as follows:

     1. The undersigned is the tenant under a lease with Landlord, dated __________, 19___, [as amended by _________________, dated __________, 19___
(collectively, the "Lease")][(the "Lease")] for suite(s) _______ on the ________ floor(s) at the Property (the "Premises").

     2. The Lease sets forth the entire agreement between Landlord and the undersigned with respect to the Premises, is in full force and effect and has not been amended, modified or extended.

     3. The monthly [base][minimum] rent of $________ due under the Lease has been paid through _______, 1996 and all additional rent (consisting of $_________ per month for estimated operating expenses and estimated real estate taxes) due under the Lease has been paid through ______________, 1996.

     4.   The Landlord is not in default under the Lease.

     5.   The expiration date of the Lease is ____________________, 19___.

     6. The amount of the security deposit currently held by Landlord under the Lease is $ _______________.

     7.   There is no prepaid rent, except $ _____________.

     8. The undersigned has not assigned any of its interest in the Lease or subleased all or any portion of the Premises, except as follows:
_____________________________.

     9. The undersigned has no defenses, counterclaims, set-offs or concessions against rent or charges due or to become due under the Lease.

     10. The undersigned has unconditionally accepted the Premises and [has commenced payment of full rent] [or] [is entitled to _____ month's abatement of base rent, as of the date hereof] under the Lease and is the owner and holder of the entire tenant's interest in the Lease.

     11. All work required to be performed by Landlord as of the date hereof with respect to the Lease and in connection with the Premises has been completed by Landlord to the satisfaction of Tenant.

     12. The "base year" for operating expense reimbursements and real estate taxes under the Lease is 19___.

     13. The undersigned has no right or option pursuant to the Lease or otherwise to purchase all or any part of the Premises or the Property.

     14. This Tenant Estoppel Certificate (this "Certificate") may be relied upon and shall inure to the benefit of Landlord, Purchaser, any party providing financing to Purchaser, and their respective successors and assigns.

     15. If we are a corporation, the undersigned is a duly appointed officer of the corporation signing this Certificate and is the incumbent in the office indicated under this Certificate and is the incumbent in the office indicated under his or her name. In any event, the undersigned is duly authorized to execute this Certificate.

                              Very truly yours,


                              ______________________, Tenant



                              By:_____________________________________
                              ___________________, Title

                              Date: ____________________, 1996

                                  EXHIBIT E-2
                    FORM GROUND LESSOR ESTOPPEL CERTIFICATE
                    ---------------------------------------

First Capital Institutional Real Estate, Ltd.
c/o Equity Office Properties, L.L.C.
Two North Riverside Plaza
Suite 2200
Chicago, Illinois  60606
Attention:  Alissa Schneider

_______________________________
c/o Songy Partners Limited
95 South Federal Highway
Suite 200
Boca Raton, Florida  33432

Ladies and Gentlemen:

     At the request of First Capital Institutional Real Estate, Ltd., a Florida limited partnership ("Ground Lessee"), made in connection with the proposed sale of the Peachtree Palisades East Office Building and the assignment of Ground Lessee's interest in the "Ground Lease" (as hereinafter defined) to Songy Partners Limited ("Purchaser"), the undersigned Ground Lessor hereby certifies to Ground Lessee and Purchaser as follows:

     1. The undersigned is the Ground Lessor under a ground lease with Ground Lessee. All of the instruments establishing the Ground Lease are as follows:

          [Here will be inserted the complete list of instruments.]

          The Ground Lease pertains to the land legally described in Exhibit "A"
                                                                     -----------
attached hereto and all improvements located thereon (collectively the "Premises").

          True copies of all such instruments comprising the ground lease are attached hereto as Exhibit "B" (the "Ground Lease").
                   -----------

     2. The Ground Lease sets forth the entire agreement between the Ground Lessor and the Ground Lessee with respect to the Premises, is in full force and effect and has not been amended, modified or extended except as set forth in

Exhibit "B".  There are no side letters or other agreements (whether written or
-----------
oral) in affect which are binding upon Ground Lessor or Ground Lessee, other than the Landlord - Tenant Agreement a true and complete copy of which is attached hereto as Exhibit "C".
                   -----------

     3. All rental payments required under the Ground Lease have been paid for the entire term of the Ground Lease, except for the payment due to Ground Lessor in the event of the Ground Lessee's exercise of the option to purchase the Premises set forth in paragraph 17 of the Ground Lease.

     4. Neither the Ground Lessor not the Ground Lessee is in default under the Ground Lease.

     5.   The expiration date of the Ground Lease is _________________, 19__.

     6. The Ground Lessor has not assigned, collaterally assigned, or mortgaged its interest under the Ground Lease.

     7. Ground Lessor is the owner and holder of the entire ground lessor's interest in the Ground Lease. Ground Lessor owns fee simple title to the land described on Exhibit "A" hereto. There are no mortgages, liens, encumbrances or
             -----------
options or rights of first refusal in effect which affect Ground Lessor's interest in and to the Premises, except for Ground Lessee's right to exercise the option to purchase as set forth in paragraph 17 of the Ground Lease.

     8. The Ground Lessor has no defenses or counterclaims which might adversely affect the rights of the Ground Lessee thereunder, including without limitation Ground Lessee's right to exercise the option to purchase as set forth in paragraph 17 of the Ground Lease.

     9. Ground Lessee has completed all buildings and improvements required to be constructed by Ground Lessee in accordance with all requirements of the Ground Lease.

     10. Ground Lessor has waived its right of first refusal to purchase the Premises with respect to the assignment of the Ground Lease to Purchaser.

     11. From and after the Purchaser's purchase of the Premises we understand and agree that all notices to the Ground Lessee shall be sent as follows:

          c/o Songy Partners Limited
          95 South Federal Highway, Suite 200
          Boca Raton, Florida  33432

     12. The Ground Lessee has an option to purchase Ground Lessor's interest in the Premises pursuant to and in accordance with the terms of paragraph 17 of the Ground Lease, and such purchase option remains in full force and effect.
Any purchaser or assignee of the ground lessee's interest under the Ground Lease shall be entitled to the benefits of the option. If exercised today the purchase price would be $________. The purchase price in 2021 will be $________.

     13. This Estoppel Certificate (this "Certificate") may be relied upon and shall inure to the benefit of Ground Lessee, Purchaser, any party providing financing to Purchaser, and their respective successors and assigns and to any party providing financing to any of them.

     14. If we are a corporation, the undersigned is a duly appointed officer of the corporation signing this Certificate and is the incumbent in the office indicated under this Certificate and is the incumbent in the office indicated under his or her name. In any event, the undersigned is duly authorized to execute this Certificate.

                                 Very truly yours,

                                              , Ground Lessor
                                 By:___________________________
                                 Title:________________________
                                 Date:_________________________

                                   EXHIBIT F
                                  LITIGATION
                                  ----------

None.

                                 EXHIBIT G - 1
                               NOTICE TO TENANTS
                               -----------------


                                             March ____, 1997



     Re:  Sale of Peachtree Palisades East Office Building
          Atlanta, Georgia (the "Property")

Dear Tenant:

     This is to notify you that the Property has been sold to _________________ and that ____________________________ has been retained by the new owner as managing agent of the building.

     Any security or other deposits and any prepaid rents under your lease have been transferred to the new owner.

     Effective immediately, all rental payments, notices to the Landlord, and correspondence pursuant to your lease should be mailed to the following address:
_______________________________________________________________.

                                 Very truly yours,

                                 Equity Office Holdings, L.L.C.
                                 a Delaware limited liability company,
                                 as agent for Seller


                                 By:_________________________________________

                                 Its:________________________________________

                                 EXHIBIT G - 2
                    NOTICE TO PARTIES TO SERVICE CONTRACTS
                    --------------------------------------


                                                March ___, 1997


     Re:  Sale of Peachtree Palisades East Office Building
          Atlanta, Georgia (the "Property")

Dear Service Provider:

     This is to notify you that the Property has been sold to __________________ ("Purchaser"). All notices to Purchaser should be sent to Purchaser at the office of the building, and should be sent or delivered to such address in the manner provided in the service contract.

                                 Very truly yours,

                                 Equity Office Holdings, L.L.C.
                                 a Delaware limited liability company,
                                 as agent for Seller


                                 By:_____________________________

                                 It:_____________________________

                                  Schedule 1
                              Peachtree Palisades
                                List of Tenants

--------------------------------------------
Suite #       Tenant Name
--------------------------------------------
    104   ACJ & Associates
--------------------------------------------
    225   Belcher, Pakchar & Sams
--------------------------------------------
   Roof   Bellsouth Mobility
--------------------------------------------
    200   Burke, Inc.
--------------------------------------------
    609   Central Pharmacy Services
--------------------------------------------
    604   Dearing & Klauber, P.C.
--------------------------------------------
    606   Dreger Realty Company, Inc.
--------------------------------------------
    420   Equity Office Properties
--------------------------------------------
    500   Factory's
--------------------------------------------
    101   G.M.E. Enterprises, Inc.
--------------------------------------------
    550   Hailey Realty Company
--------------------------------------------
    427   Hammer Siler George Assoc.
--------------------------------------------
    425   Hollberg, Weaver & Kytle
--------------------------------------------
    610   Intercept Technology, Inc.
--------------------------------------------
    530   Jacor Total Traffic Network
--------------------------------------------
    700   Jacor Broadcasting of Atlanta
--------------------------------------------
    605   Memorial-Pearl Corp.
--------------------------------------------
    602   Mudd Media, Inc.
--------------------------------------------
    230   National Business Furniture
--------------------------------------------
    105   Nationsbank
--------------------------------------------
Rooftop   Osborn Sound & Comm.
--------------------------------------------
Rooftop   Paging Network of Atlanta
--------------------------------------------
Parking   Peachtree Palisades Partners
--------------------------------------------
    612   Plunkett, O.H. & Company
--------------------------------------------
    102   Print Time, Inc.
--------------------------------------------
    303   Railcar Management, Inc.
--------------------------------------------
    455   Railcar, Ltd.
--------------------------------------------
    450   Roy Ashley & Associates
--------------------------------------------
    201   Satulah Group, Inc.
--------------------------------------------
    520   Thomas, Sam E.
--------------------------------------------
    620   Total Association Mgmt.
--------------------------------------------
    510   Triton, Inc.
--------------------------------------------
    699   Triton, Inc.
--------------------------------------------
    575   Van Winkle & Associates
--------------------------------------------
    600   Webb Vanderplate Hazzard
--------------------------------------------
    603   Weiss, Gantt, Joyce
--------------------------------------------